Prudential Tax-Managed Funds
Gateway Center Three
100 Mulberry Street
Newark, New Jersey 07102


         							June 26, 2003

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


                                    Re: Prudential Tax-Managed Funds (the Fund)
                                     File No. 811-09101


Ladies and Gentlemen:

         Enclosed please find the following items: (1) the Semi-Annual Report on Form N-SAR for Prudential Tax-Managed Funds for the semi-annual period ended April 30, 2003, (2) certifications of the Fund?s principal executive officer and principal financial officer and (3) such other information required to be included as an exhibit. The Form N-SAR was filed using the EDGAR system.



                                                           Very truly yours,



                                                          /s/ Maria G. Master
                                                            Maria G. Master
                                                            Secretary




This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 26th day of June 2003.







Prudential Tax-Managed Funds





Witness: /s/ Maria G. Master				By:/s/ Grace C. Torres
            Maria G. Master	  	      	   Grace C. Torres
            Secretary		      			  Treasurer





























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